UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive, Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On August 25, 2021 (the “Closing Date”), SeaWorld Parks & Entertainment, Inc. (the “Issuer”), a direct wholly-owned subsidiary of SeaWorld Entertainment, Inc. (the “Company”), successfully completed the previously announced offering of $725.0 million aggregate principal amount of 5.250% senior notes due 2029 (the “Notes”).

The Company used the proceeds from the New Term Loan Facility (as defined below), together with the proceeds from the offering of the Notes and cash on hand, to redeem $450.0 million aggregate principal amount of the Issuer’s outstanding 9.500% Second-Priority Senior Secured Notes due 2025 (the “Second-Priority Notes”), to refinance the Issuer’s existing term loan facility and its existing revolving credit facility, and to pay related expenses of the offering and refinancing (the “Refinancing”).

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. Offers and sales of the Notes have not been registered under the Securities Act or any state securities laws and the Notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, the Issuer, the Company and certain subsidiaries of the Issuer (the “Subsidiary Guarantors”, and together with the Company, the “Guarantors”) entered into an Indenture relating to the Notes (the “Indenture”), by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent (the “Collateral Agent”). The Issuer’s obligations under the Notes and the Indenture are guaranteed, jointly and severally, on a senior secured second-priority basis, by the Guarantors in accordance with the provisions of the Indenture.

Maturity and Interest Payments

The Notes will mature on August 15, 2029. Interest on the Notes will accrue at 5.250% per annum and will be paid semi-annually, in arrears on February 15 and August 15 of each year, beginning February 15, 2022.

Redemption

On or after August 15, 2024, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to August 15, 2024, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the “Applicable Premium” and accrued and unpaid interest, if any, to, but excluding, the redemption date. Notwithstanding the foregoing, subject to the provisions set forth in the Indenture, at any time and from time to time on or prior to August 15, 2024, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 105.250%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Additionally, upon the occurrence of specified change of control events, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101%.

Certain Covenants

The Indenture contains covenants that limit the ability of the Company, the Issuer and its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on assets; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (viii) enter into certain transactions with their affiliates. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for customary events of default.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and which is incorporated by reference herein.

Entry Into Restatement Agreement

On the Closing Date, SeaWorld Parks & Entertainment, Inc. (the “Borrower”), a direct, wholly-owned subsidiary of SeaWorld Entertainment, Inc. (the “Company”) entered a Restatement Agreement (the “Restatement Agreement”) among the Borrower, the

Company, the guarantors party thereto, the financial institutions listed on the signature pages thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), as Collateral Agent (in such capacity, the “Collateral Agent”), as Issuing Bank and as Swingline Lender pursuant to which the Borrower amended and restated its existing senior secured credit agreement dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement” (and the senior secured credit facilities thereunder, the “Existing Secured Credit Facilities”) and, as amended and restated by the Restatement Agreement, the “Amended and Restated Credit Agreement”) by and among the Borrower, the Company, the guarantors from time to time party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent lender and the other  lenders from time to time party thereto.

The Amended and Restated Credit Agreement provides for senior secured financing of up to $1,585.0 million, consisting of:

(i)

a first lien term loan facility (the “New Term Loan Facility” and the loans thereunder, the “Term Loans”), in an aggregate principal amount of $1,200.0 million with a maturity of seven years, which was incurred in full on the Closing Date; and

(ii)

a first lien revolving credit facility (the “Revolving Credit Facility” (and the loans thereunder, the “Revolving Loans”) and, together with the New Term Loan Facility, the “Senior Facilities”), in an aggregate committed principal amount of $385.0 million with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility.

In addition, the Company may request one or more incremental term loan facilities, one or more incremental revolving credit facilities and/or an increase in commitments under the New Term Loan Facility or Revolving Credit Facility (collectively, “incremental facilities”) in an aggregate amount of up to the sum of (x) the greater of (i) $470.0 million and (ii) 1.00 times the pro forma Adjusted EBITDA for the most recently available four fiscal quarter period as of the date of the incurrence of such incremental facilities or the establishment of the commitments in respect thereof, plus (y) such additional amount so long as, either (1) (i) in the case of loans under incremental facilities secured by liens on the collateral that rank pari passu with the liens on the collateral securing the Senior Facilities, the Company satisfies a certain net first lien senior secured leverage ratio, (ii) in the case of loans under incremental facilities secured by liens on the collateral that rank junior to the liens on the collateral securing the Senior Facilities, the Company satisfies a certain net total leverage ratio and (iii) in the case of loans under such incremental facilities that are unsecured, either (x) the ratio of Pro Forma Adjusted EBITDA to total cash interest expense on a pro forma basis is not less than 2.00 to 1.00 or (y) the Company satisfies a certain net total leverage ratio or (2) in connection with an acquisition or similar investment, with respect to the type of debt being incurred, the applicable ratio set forth in clause (1) is satisfied or is no worse on a pro forma basis than such ratio in effect immediately prior to such acquisition, plus (z) the aggregate amount of certain repayments of term loans and reductions in commitments in respect of revolving loans, in each case, subject to certain conditions and receipt of commitments by existing or additional lenders.

All borrowings under the Revolving Credit Facility following the Closing Date will be subject to the satisfaction of customary conditions, including the absence of a default or event of default and the accuracy of representations and warranties in all material respects.

The Company used proceeds of the Term Loans drawn on the Closing Date, together with the proceeds from the offering of the Notes and cash on hand, to redeem $450.0 million aggregate principal amount of the Issuer’s outstanding 9.500% Second-Priority Senior Secured Notes due 2025, to refinance the Issuer’s Existing Credit Facility, and to pay related expenses of the offering and refinancing. Proceeds of the Revolving Loans drawn after the Closing Date, swingline loans and letters of credit will be used for general corporate purposes.

Interest Rates and Fees

Borrowings of the Term Loans shall bear interest at a fluctuating rate per annum equal to, at the Company’s option, (i) a base rate equal to the higher of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest quoted in the print edition of the Wall Street Journal, Money Rates Section as the prime rate as in effect from time to time and (c) one-month Adjusted LIBOR plus 1% per annum (provided that in no event shall such ABR rate with respect to the Term Loans be less than 1.50% per annum) (“ABR”), in each case, plus an applicable margin of 2.00% or (ii) a LIBOR rate for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the Term Loans be less than 0.50% per annum) (“LIBOR”) plus an applicable margin of 3.00%.

Borrowings of the Revolving Loans shall bear interest at a fluctuating rate per annum equal to, at the Company’s option, (i) ABR (provided that in no event shall such ABR rate with respect to the Revolving Loans be less than 1.00% per annum) plus an applicable margin equal to 1.75% or (ii) LIBOR (provided that in no event shall such LIBOR rate with respect to the Revolving Loans be less than 0.00%) plus an applicable margin of 2.75%. The applicable margin for borrowings of Revolving Loans are subject to one 25 basis point step-down upon achievement by the Company of certain corporate credit ratings.

In addition to paying interest on the outstanding principal under the Senior Facilities, the Company is required to pay a commitment fee equal to 0.50% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder.

The Company will also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Senior Facilities require scheduled amortization payments on the term loans in quarterly amounts equal to 0.25% of the original principal amount of the Term Loans, payable quarterly (commencing on December 31, 2021), with the balance to be paid at maturity.

In addition, the Senior Facilities require the Company to prepay outstanding term loan borrowings, subject to certain exceptions, with:

-

beginning with the fiscal year ending on December 31, 2022, 50% (which percentage will be reduced to 25% and 0% if the Company satisfies certain net first lien senior secured leverage ratios) of annual excess cash flow, as defined under the Senior Facilities;

-	100% of the net cash proceeds of all non-ordinary course asset sales or other non-ordinary course dispositions of property, in each case subject to certain exceptions and reinvestment rights;
-	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

The Company may voluntarily repay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term loans as described below, subject to customary “breakage” costs with respect to LIBOR rate loans.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first six months after the Closing Date will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Senior Facilities are unconditionally guaranteed by the Company on a limited-recourse basis and each of the Borrower’s existing and future direct and indirect wholly owned material domestic subsidiaries, subject to certain exceptions. The obligations are secured by a pledge of the Borrower’s capital stock directly held by the Company and substantially all of the Borrower’s assets and those of each guarantor (other than the Company), including a pledge of the capital stock of all entities directly held by the Borrower or the guarantors, in each case subject to exceptions. Such security interests consist of a first-priority lien with respect to the collateral.

Restrictive Covenants and Other Matters

The Revolving Credit Facility requires that the Company, commencing as of the last day of the first full fiscal quarter after the Closing Date and subject to a testing threshold, comply on a quarterly basis with a maximum net first lien senior secured leverage ratio of 6.25 to 1.00. The testing threshold will be satisfied (and therefore the covenant must be complied with at the end of such quarter) if the aggregate amount of funded loans and issued letters of credit (excluding up to $30.0 million of undrawn letters of credit under the Revolving Credit Facility and letters of credit that are cash collateralized) under the Revolving Credit Facility on such date exceeds an amount equal to 35% of the then-outstanding commitments under the Revolving Credit Facility.

The Senior Facilities contain certain customary affirmative covenants. The negative covenants in the Senior Facilities include, among other things, limitations (none of which are absolute) on the ability of each the Borrower and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; and (vi) grant or assume certain liens.

The Senior Facilities contain certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Senior Facilities.

Certain Relationships

The lenders under the Senior Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders under the Senior Facilities acted as initial purchasers in the offering of the Secured Notes and received customary fees in connection with such offering.

Item 1.02.	Termination of a Material Definitive Agreement.

Existing Secured Credit Facilities

On the Closing Date, the Borrower terminated its Existing Secured Credit Facilities. In connection with the termination, the Borrower repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Secured Credit Facilities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD.

On the Closing Date, the Company issued a press release announcing the closing of the Notes Offering and the entry into the Restatement Agreement. A copy of this press release is attached to this report as Exhibit 99.1 and incorporated by reference herein. A copy of the Restatement Agreement is attached to this report as Exhibit 10.1 and incorporated by reference herein.

Item 8.01. Other Events.

Redemption

On August 25, 2021, the Issuer completed its previously announced redemption of (i) $50.0 million of its Second-Priority Notes (the “Partial Redemption”) and (ii) redemption of $400.0 million of its Second-Priority Notes (the “Full Redemption”).  Pursuant to the Partial Redemption, $50.0 million of aggregate principal amount of the Second-Priority Notes were redeemed at a price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Pursuant to the Full Redemption, all $400.0 million of aggregate principal amount of the Second-Priority Notes were redeemed at a price equal to the sum of (a) 100.000% of the outstanding principal amount of the Second-Priority Notes redeemed pursuant to the Full Redemption plus (b) the Applicable Premium (as defined in the indenture governing the Second-Priority Notes) plus (c) accrued and unpaid interest thereon to, but excluding, the redemption date.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 25, 2021, by and among SeaWorld Parks & Entertainment, Inc., the guarantors party thereto, and Wilmington Trust, National Association, as trustee.
10.1

Restatement Agreement, dated as of August 25, 2021, by and among SeaWorld Parks & Entertainment, Inc., SeaWorld Entertainment, Inc., the subsidiary guarantors party thereto, the financial institutions list on the signature pages thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, as Collateral Agent, as Issuing Bank and as Swingline Lender.

99.1	Press release dated August 25, 2021
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: August 25, 2021	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary